    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 4, 1999

                                                      REGISTRATION NO. 333-86559
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          COOPER TIRE & RUBBER COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                          3011                         34-4297750
(State or Other Jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
Incorporation or Organization)    Classification Code Number)       Identification Number)

                                701 LIMA AVENUE
                              FINDLAY, OHIO 45840
                                 (419) 423-1321
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                            RICHARD D. TEEPLE, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                                701 LIMA AVENUE
                              FINDLAY, OHIO 45840
                                 (419) 423-1321
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

            DAVID P. PORTER, ESQ.                         R. STEVEN KESTNER, ESQ.
          JONES, DAY, REAVIS & POGUE                       BAKER & HOSTETLER LLP
                 NORTH POINT                             3200 NATIONAL CITY CENTER
             901 LAKESIDE AVENUE                           1900 EAST NINTH STREET
            CLEVELAND, OHIO 44114                          CLEVELAND, OHIO 44114
                (216) 586-3939                                 (216) 621-0200

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: The merger of a wholly owned subsidiary of the registrant with and into The Standard Products Company was consummated on October 27, 1999 as an all cash transaction and no common shares of the registrant were, or will be, issued.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------

     THIS POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-4 (REG. NO. 333-86559) WILL BECOME EFFECTIVE IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 8(c) OF THE SECURITIES ACT OF 1933.

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

                          DEREGISTRATION OF SECURITIES

     Pursuant to the terms of an Agreement and Plan of Merger, dated as of July 27, 1999 among Cooper Tire & Rubber Company, The Standard Products Company and CTB Acquisition Company, a wholly owned subsidiary of Cooper, on October 27, 1999, a merger of CTB with and into Standard was consummated and Standard shareholders received merger consideration of $36.50 in cash for each of their Standard common shares. As a result, no shares of Cooper common stock were or will be issued in connection with the merger. Therefore, in accordance with undertaking (9) of Cooper set forth in Cooper's registration statement on Form S-4 (Reg. No. 333-86559), declared effective on September 15, 1999, Cooper is filing this post-effective amendment no. 1 to deregister the 15,169,000 shares of its common stock, par value $1.00 per share and the associated 15,169,000 preferred share purchase rights, which would, if the stock election merger of Standard with and into Cooper had occurred, have been issuable to holders of Standard common shares (a) as merger consideration or (b) upon the exercise of options to purchase Cooper common stock issuable upon the conversion of any options to purchase Standard common shares outstanding at the time of such stock election merger.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Cooper has duly caused this Post-Effective Amendment to Registration Statement 333-86559 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on November 4, 1999.

                                          COOPER TIRE & RUBBER COMPANY

                                          By: /s/ RICHARD D. TEEPLE
                                            ------------------------------------
                                              Richard D. Teeple
                                              Vice President and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement 333-86559 has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                               TITLE                         DATE
            ---------                               -----                         ----
                *                     Chairman of the Board, Chief          November 4, 1999
----------------------------------    Executive Officer and Director
        Patrick W. Rooney             (Principal Executive Officer)

                *                     Vice President and Chief Financial    November 4, 1999
----------------------------------    Officer (Principal Financial
         Philip G. Weaver             Officer)

                *                     Corporate Controller (Principal       November 4, 1999
----------------------------------    Accounting Officer)
         Eileen B. White

                *                     President, Chief Operating Officer    November 4, 1999
----------------------------------    and Director
        Thomas A. Dattilo

                *                     Vice President and Director           November 4, 1999
----------------------------------
            John Fahl

                *                     Director                              November 4, 1999
----------------------------------
        Arthur H. Aronson

                *                     Director                              November 4, 1999
----------------------------------
         Edsel D. Dunford

                *                     Director                              November 4, 1999
----------------------------------
          Dennis Gormley

                                      Director                              November 4, 1999
----------------------------------
          John F. Meier

                *                     Director                              November 4, 1999
----------------------------------
          Byron O. Pond

                *                     Director                              November 4, 1999
----------------------------------
          Deborah Fretz

                *                     Director                              November 4, 1999
----------------------------------
            John Shuey

---------------

* The undersigned, pursuant to a Power of Attorney executed by a majority of the Directors and officers identified above and filed with the Securities and Exchange Commission, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment to Registration Statement 333-86559 on behalf of each of the persons noted above, in the capacities indicated.

November 4, 1999
By /s/ RICHARD D. TEEPLE
   -------------------------------------------------------
Richard D. Teeple, Attorney-in-Fact